UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2005

AMEGY BANCORPORATION, INC.

(Exact name of registrant as specified in charter)

Texas	000-22007	76-0519693
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

4400 POST OAK PARKWAY HOUSTON, TEXAS	77027
(Address of Principal Executive Offices)	(Zip Code)

(713) 235-8800

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On November 4, 2005, Amegy Bancorporation, Inc. (“Amegy”) sent a notice to its directors and executive officers informing them of a temporary suspension of transactions by directors and executive officers involving Amegy equity securities as well as a blackout period that will be imposed on all transactions involving the Amegy Stock Fund under the Amegy Bank 401(k) Savings Plan (the “401(k) Plan”). The notice stated that if all conditions relating to the Agreement and Plan of Merger, dated as of July 5, 2005 (the “Merger”), by and among Amegy Bancorporation, Inc. and Zions Bancorporation are satisfied, the blackout period for the 401(k) Plan is expected to begin at 4 p.m., New York City time, on November 21, 2005, such date being three business days prior to the specified deadline for electing the Merger consideration, and is expected to continue until all processing related to the Merger has been completed by the 401(k) Plan trustee (which should be approximately five to seven business days after the 401(k) Plan trustee receives the Merger consideration; such receipt of the Merger consideration is expected to occur approximately 10 business days after the closing of the Merger). The notice, which was provided to Amegy’s directors and executive officers in accordance with Section 306(a) of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR, is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01(c). Financial Statements and Exhibits.

99.1	Notice of Blackout Period to Directors and Executive Officers of Amegy Bancorporation, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEGY BANCORPORATION, INC.

Dated: November 7, 2005	By:	/s/ P. Allan Port
P. Allan Port
Executive Vice President, General Counsel, and Secretary

INDEX TO EXHIBITS

Exhibit	Description
99.1	Notice of Blackout Period to Directors and Executive Officers of Amegy Bancorporation, Inc.